FIRST AMENDMENT TO
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
PERFORMANCE INCENTIVE COMPENSATION PLAN

THIS FIRST AMENDMENT TO INTEGRA LIFESCIENCES HOLDINGS CORPORATION PERFORMANCE INCENTIVE COMPENSATION PLAN (this “First Amendment”), dated as of February 15, 2017, is made and adopted by the Compensation Committee of the Board of Directors (the “Committee”) of Integra Lifesciences Holdings Corporation, a Delaware corporation (the “Corporation”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Corporation maintains the Integra Lifesciences Holdings Corporation Performance Incentive Compensation Plan (the “Plan”);

WHEREAS, pursuant to Section 7.1 of the Plan, the Plan may be amended at any time by action of the Committee; and

WHEREAS, the Corporation desires to amend the Plan to increase the maximum bonus opportunity for executive officers.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein.

AMENDMENT

1.	The last sentence of Section 3.3 of the Plan is hereby deleted and replaced in its entirety with the following:

“Notwithstanding the foregoing, in no event shall the amount of a Bonus for an executive officer exceed 200% of such executive officer’s Target Bonus.”

2.	This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

I hereby certify that the foregoing First Amendment was duly adopted by the Compensation Committee of the Board of Directors of Integra Lifesciences Holdings Corporation on February 15, 2017.

Executed on this 15th day of February, 2017.

/s/Richard D. Gorelick
Richard D. Gorelick
Corporate Vice President, General Counsel, Administration and Secretary